                                 EXHIBIT 23.1

     The undersigned, Rauscher Pierce Refsnes, Inc., hereby consents to the references to it in the Current Report on Form 8-K filed by ERC Industries, Inc. on September 18, 1997. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Current Report on Form 8-K within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or are within the class of persons whose consent is required thereunder.


                                       RAUSCHER PIERCE REFSNES, INC.

                                       By:  /s/ Richard L. Davis
                                           __________________________________


Dallas, Texas
September 17, 1997